EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT



     AGREEMENT made October 30, 1997, by and among RUSSELL-STANLEY HOLDINGS, INC., a Delaware corporation (the "Company"), HUNTER DRUMS LIMITED, a wholly owned subsidiary of the Company organized under the laws of Ontario ("HDL"), and MICHAEL W. HUNTER ("Executive").

                                    RECITALS


     In connection with the sale (the "Sale") of Executive's equity interest in HDL to a subsidiary of the Company, and in order to induce Executive to continue to serve as the President of HDL, the Company and HDL desire to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement. Executive is willing to accept such employment and perform services for HDL, on the terms and conditions hereinafter set forth.

It is therefore  hereby  agreed by and between the parties as follows:


                                 I Employment.

                  1.1 Subject to the terms and conditions of this Agreement, the Company agrees to cause HDL to employ Executive during the term hereof as President of HDL. In his capacity as President of HDL, Executive shall report to the Company's Chief Executive Officer. As President of HDL, Executive shall have the customary powers, responsibilities and authorities of presidents of subsidiary corporations of the size, type and nature of HDL, as it exists from time to time, and such additional powers, responsibilities and authorities as the Company's Chief Executive Officer shall from time to time reasonably delegate to Executive consistent with Executive's status as the President of HDL and as if he was an executive vice-president of the Company.

                  1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as President of HDL commencing on the date of the closing (the "Closing Date") of the transaction contemplated in the Share Purchase Agreement, dated as of the date hereof, among Michael W. Hunter, John
D. Hunter, Michael W. Hunter Holdings Inc., John D. Hunter Holdings Inc., Hunter Holdings Inc., 373062 Ontario Limited, HDL, the Company and a subsidiary of the Company (the "Share Purchase Agreement"), and agrees to devote his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection therewith. Executive shall perform such duties and exercise such powers, commensurate with his position as the President of HDL and as the Company's Chief Executive Officer shall from time to time reasonably delegate to him (consistent with Executive's status as the President of HDL and as if he was an executive vice-president of the Company). In no event shall the Executive be required by the Company or HDL to maintain a residence in the United States.

                  1.3 (a) Nothing in this Agreement shall preclude Executive from continuing to serve as a director, shareholder and/or officer of any corporation solely owned, directly or indirectly, by one or more of the Executive and members of his family and trusts solely for the benefit of Executive and members of his family (the "Family Holding Companies"), provided, however, that: (i) Executive's principal activities with respect to any of the Family Holding Companies shall be as a shareholder and/or director and not as a manager and/or operator; (ii) such service does not interfere with Executive's duties and responsibilities under this Agreement;

and (iii) none of the Family Holding Companies engages in any business (A) in which any of the Company and its subsidiaries is engaged as of the date such Family Holding Company enters into such business or (B) which is involved in the manufacturing, sale, distribution, leasing, reconditioning and/or fleet management of rigid industrial packaging in North America.

                  (b) Nothing in this Agreement shall preclude Executive from continuing to serve as a director and/or shareholder of Hunter Packaging Limited ("Packaging"), provided, however, that (i) Executive shall promptly resign as a director of Packaging if (1) Executive's service as a director of Packaging unreasonably interferes with Executive's duties and responsibilities under this Agreement or (2) Packaging engages in any business (A) in which any of the Company and its subsidiaries is engaged as of the date Packaging enters into such business or (B) which is involved in the manufacturing, sale, distribution, leasing, reconditioning and/or fleet management of rigid industrial packaging in North America (either of (A) or (B) causing Packaging to be a "Competitor"),
(ii) Executive and his spouse and children and trusts for the benefit of one or more of Executive and his spouse and children shall not, directly or indirectly, alone acquire control of Packaging, (iii) if (x) Packaging becomes a Competitor and (y) Executive, members of Executive's family and the Family Holding Companies collectively alone control Packaging, Executive shall use his reasonable efforts to divest all securities of Packaging beneficially owned by him as soon as reasonably practicable and (iv) if Packaging becomes a Competitor, Executive thereafter shall not voluntarily increase the aggregate equity interest in Packaging, or the percentage of the voting power of Packaging's voting securities, beneficially owned, directly or indirectly, by him.

                  (c) Nothing in this Agreement shall preclude: (i) Executive's ownership of any class of publicly-traded securities where such ownership (other than ownership of securities of

Packaging) does not exceed 5% of such class; and (ii) Executive's ownership of any class of non-publicly traded securities; provided, however, that: (A) Executive shall not knowingly make any investment in any entity (1) which is engaged in a business in which any of the Company and its subsidiaries is engaged as of the date of such investment or (2) which is involved in the manufacturing, sale, distribution, leasing, reconditioning and/or fleet management of rigid industrial packaging in North America, and if Executive obtains knowledge that any such entity is engaged in any such business he shall divest himself of any and all investments in such entity as promptly as practicable and in no event later than the ninetieth (90th) day following the date on which Executive obtains such knowledge; (B) such ownership does not interfere with Executive's duties and responsibilities under this Agreement; (C) if Executive proposes to acquire beneficial ownership of 10% or more of any class of non-publicly traded securities, then the Executive must provide the Company's Chief Executive Officer with reasonably prompt prior written notice of such acquisition; and (D) Executive's activities with respect to any such investment shall be consistent with those of a passive investor.

                  (d) Nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs; provided, however, that: (i) Executive provides the Company's Chief Executive Officer with reasonably prompt prior written notice thereof; and (ii) in the reasonable determination of the Company's Chief Executive Officer, such activities do not interfere with Executive's duties and responsibilities under this Agreement.

                  (e) Subject to Section 6.7(e) of the Share Purchase Agreement, nothing in this Agreement shall preclude Executive, directly or indirectly, from owning shares of Performance Recycling Inc. or being a director thereof.

                  (f) Executive shall resign as an officer of Performance Recycling Inc. and as a director of Vanguard Container Corporation as promptly as practical following the Closing.

                  1.4 So long as Executive is an executive officer of the Company or any of its subsidiaries, each of Vestar Capital Partners III, L.P. and Vestar/R-S Investment Limited Partnership (together, "Vestar") shall, and shall cause any party which they control to, vote its shares of voting stock of the Company to have Executive elected to the Company's board of directors and the Company shall cause Executive to be elected to HDL's board of directors. Executive agrees that he shall accept such elections and shall not receive any additional compensation therefor.

                  II Term of Employment.

                  Executive's term of employment under this Agreement shall commence on the Closing Date and, subject to the terms hereof, shall terminate on the earlier of (i) the fifth anniversary of the Closing Date (the "Termination Date") or (ii) the termination of Executive's employment pursuant to this Agreement; provided, however, that any termination of employment by Executive (other than for death or Permanent Disability or by Executive within ninety (90) days following a Severance Event (as defined in Section 6.1(c) hereof)) may only be made upon 90 days prior written notice to the Company; provided, further, that this Agreement will be automatically renewed and the term extended for additional one-year periods commencing on the fifth anniversary of the Closing Date, and on each anniversary date thereafter, unless the Company or Executive provides 60 days' prior written notice of non-renewal in accordance with Section 8 before the end of such initial term or any such one-year renewal term. Each time this Agreement is renewed pursuant to this provision, the "Termination Date" shall become the next anniversary of the Closing Date.

                                III Compensation.

                  3.1 Salary. HDL shall pay Executive a base salary ("Base Salary") at the rate of Cdn $345,000 per annum. The Base Salary shall be payable in accordance with the ordinary payroll practices of HDL. Any increase in Base Salary shall be in the discretion of the board of directors of the Company, exercised on an annual basis and taking into account increases provided to other executives of the Company, and the Base Salary as so increased shall constitute "Base Salary" hereunder. Base Salary may not be reduced below Cdn $345,000.

                  3.2 Annual Bonus. In addition to his Base Salary, Executive shall be paid an annual bonus (the "Bonus") by HDL during the term of his employment hereunder with a target amount equal to (i) 50% of (ii) (x) Base Salary less (y) $20,000 (the "Target Bonus") based on performance criteria determined by the board of directors of the Company in its sole discretion. The Bonus shall be paid at the same time as the Company pays bonuses to its senior executives. For the Company's 1997 fiscal year ending December 31, 1997 only, HDL shall pay Executive a bonus equal to (a) Cdn $162,500, multiplied by (b) a fraction, the numerator of which is the number of days elapsed from the Closing Date through the end of the fiscal year and the denominator of which is 365.

                  3.3 Compensation Plans and Programs. Executive shall be eligible to participate in any compensation plan or program (including any stock option plan) maintained by the Company in which senior executives of the Company participate on terms comparable to those applicable to such other senior executives (or, in the case of any such compensation plan or program providing for cash compensation, Executive may receive from HDL the equivalent benefit).

                              IV Employee Benefits.

                  4.1 Employee Benefit Programs, Plans and Practices. HDL shall provide Executive during the term of his employment hereunder with coverage under all employee pension and welfare benefit programs, plans and practices (excluding life insurance) (to the extent permitted under any employee benefit plan) in accordance with the terms thereof.

                  4.2 Vacation and Fringe Benefits. Executive shall be entitled to six weeks vacation. In addition, Executive shall be entitled to: (a) the lease of a BMW 740iL or equivalent automobile and the reasonable expenses associated with driving and maintaining said vehicle, including insurance and a cellular telephone; and (b) annual dues relating to Executive's membership at Burlington Golf and Country Club. Executive shall also be entitled to the other perquisites and fringe benefits made available generally to the senior executives of the Company.

                  4.3 D&O Insurance. So long as Executive is an officer or director of any of the Company and its subsidiaries, Executive shall be covered by any directors and officers insurance policy then maintained by the Company. HDL shall reimburse the Company for its share of the cost thereof. The Company will use all commercially reasonable efforts to maintain a directors and officers insurance policy containing the endorsement attached hereto as Exhibit
A. If a directors and officers insurance policy containing such endorsement is not so maintained, Executive may elect to resign as a director of HDL and/or the Company. Such resignation or resignations by Executive shall not affect any of the rights and obligations of the parties hereunder other than the obligation of the Company and/or Vestar, as applicable, under Section 1.4 to cause Executive to be elected to the board of directors of HDL and/or the Company, as applicable, and Executive's obligation under Section 1.4 to serve as a director of HDL and/or the Company, as applicable.

                  4.4 Indemnification. During and after the term of employment hereunder, the Company agrees that it shall indemnify the Executive, to the maximum extent permitted by applicable law, against all judgements, fines, costs, amounts paid in settlement and legal fees reasonably incurred in connection with any civil, administrative or investigatory proceeding or action brought against the Executive by third parties (a "Proceeding") arising out of his actions or inactions on or after the date hereof in the good faith discharge of his respective duties and responsibilities as an employee, officer or director of the Company or any of its subsidiaries (the "indemnity obligation") during the period of Executive's services as such an employee, officer or director on or after the date hereof. The indemnity obligation shall continue to the Executive even if he has ceased to be an employee, officer or director of the Company or any of its subsidiaries. To the maximum extent permitted by applicable law, the Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an itemized list of the costs and expenses and an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined, in a final judgment for which the time to appeal has expired, that, pursuant to applicable law, he is not entitled to be indemnified against such costs and expenses.

                                   V Expenses.

                  Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for business class travel, business entertainment and similar items related to such duties and responsibilities. HDL will reimburse Executive for or pay directly all such expenses upon presentation by Executive from time to time of appropriately itemized and approved (consistent with HDL's policy) accounts of such expenditures.

                          VI Termination of Employment.

                  6.1 Termination Not for Cause. (a) The Company or HDL may terminate Executive's employment at any time for any reason. If Executive's employment is terminated by the Company or HDL other than for Cause (as defined in Section 6.4 hereof) or as a result of Executive's death or Permanent Disability (as defined in Section 6.2 hereof) or by Executive within ninety (90) days following a Severance Event (as defined in Section 6.1(c) hereof), in each case prior to the Termination Date, Executive shall receive such payments, if any, under applicable plans or programs, including but not limited to those referred to in Section 3.3 hereof, to which he is entitled pursuant to the terms of such plans or programs. In addition, Executive shall be entitled to receive an amount (the "Termination Amount") from HDL in lieu of any Bonus in respect of all or any portion of the fiscal year in which such termination occurs and any other cash compensation (other than the Compensation Payment referred to below). The Termination Amount shall consist of the sum of: (a) the product of (i) the Severance Multiplier (as defined in Section 6.1(b) hereof) and (ii) the Base Salary (at its then current rate); and (b) the product of (i) the Target Bonus in respect of the fiscal year in which Executive's termination occurs (which fiscal year shall consist of twelve calendar months for purposes of this calculation) multiplied by (ii) a fraction, the numerator of which is the number of days passed in the current fiscal year prior to Executive's termination and the denominator of which is 365. The portion of the Termination Amount referred to in clause (a) shall be payable at the beginning of each month following such termination of employment in a number of equal monthly installments equal to the product of (i) 12 months and (ii) the Severance Multiplier, and the portion of the Termination Amount referred to in clause (b) shall be payable when the Company pays bonuses to its senior executives. In addition, Executive shall be entitled to receive (x) a cash lump sum payment in respect of compensation earned but not yet paid (including any deferred Bonus payments) (the "Compensation Payment") and (y) to continued coverage under HDL's group employee medical, dental and disability plans in accordance with the respective terms thereof for a period of time equal to the product of (i) 12 months and (ii) the Severance Multiplier. The Compensation Payment shall be paid by HDL to Executive within 30 days after the termination of Executive's employment. If the Company delivers a notice of non-renewal pursuant to Section 2 hereof and Executive's employment terminates on the Termination Date, Executive shall be entitled to receive all of the foregoing payments and benefits applicable following a termination of Executive's employment by the Company or HDL other than for Cause (including a Termination Amount), except that the Severance Multiplier shall be one (1).

                  (b) As used herein, the term "Severance Multiplier" shall mean: prior to the second anniversary of the Closing Date, three (3); from (and including) the second anniversary of the Closing Date up to (but not including) the third anniversary of the Closing Date, two (2); and from (and including) and after the third anniversary of the Closing Date, one and one-half (1.5).

                  (c) As used herein, the term "Severance Event" shall be limited to:

                  (i)a material breach by the Company or HDL of the last sentence of Section 1.2 hereof;

                  (ii) a material breach by the Company or Vestar of Section 1.4 hereof;

                  (iii) a material breach by HDL of the first or last sentence of Section 3.1 hereof;

                  (iv) a material breach by HDL of Section 3.2, 3.3, 4.1 or 4.2 hereof;

                  (v) a material and adverse diminution of duties from the duties held by Executive following the Closing Date, or, in the event of a reorganization of the Company or HDL, from the duties held by Executive immediately following such reorganization

         (which duties should be comparable in importance to those of the Company's Executive Vice Presidents); provided, however, that this subpart (v) shall be null and void in the event that either the Company or Executive gives the other notice within 90 days of the Termination Date that this Agreement shall not be automatically renewed as provided in Section 2 hereof; and

                  (vi) if the Company shall not have (w) delivered to Executive written notice of a meeting of the board of directors of the Company pursuant to
Section 6.4(b) hereof or (x) alleged the breach by Executive of Section 12 hereof or Section 6.7 of the Share Purchase Agreement and if (y) the Company shall not be in default under any material credit agreement to which it is a party and (z) the performance of its obligations under the Stay/Pay Agreement dated the date hereof between the Executive and the Company (the "Stay/Pay Agreement") would not (with or without notice or lapse of time or both) constitute such a default, a material breach of the Stay/Pay Agreement;

provided, however, that none of the events listed in (i) through (vi) above shall constitute a Severance Event unless (x) the Executive gives the Company written notice within 30 days of the occurrence of the event, specifying in reasonable detail the relevant facts and the Severance Event the Executive believes they will constitute absent the Company curing such event as contemplated by clause (y) below, and (y) the Company does not cure such event within the 30 day period following its receipt of such notice.

                  6.2 Permanent Disability. If the Executive becomes totally disabled (as defined in HDL's Long-Term Disability Benefit Plan applicable to senior executive officers as in effect on the date hereof) for a continuous period of six months or longer ("Permanent Disability"), the Company, HDL or Executive may terminate Executive's employment on written notice thereof, and Executive shall receive or commence receiving, as soon as practicable:

                  (i)amounts payable pursuant to the terms of a disability insurance policy or similar arrangement which the Company maintains during the term hereof;

                  (ii) the Target Bonus in respect of the fiscal year in which his termination occurs, prorated by a fraction, the numerator of which is the number of days of the fiscal year until termination and the denominator of which is 365;

                  (iii) the Compensation Payment; and

                  (iv) such payments under applicable plans or programs, including but not limited to those referred to in Section 3.3 hereof, to which he is entitled pursuant to the terms of such plans or programs.

                  6.3 Death. In the event of Executive's death during the term of his employment hereunder, Executive's estate or designated beneficiaries shall receive or commence receiving, as soon as practicable:

                  (i)the Target Bonus in respect of the fiscal year in which his death occurs, prorated by a fraction, the numerator of which is the number of days of the fiscal year until his death and the denominator of which is 365;

                  (ii) any death benefits provided under the employee benefit programs, plans and practices referred to in Section 4.1 hereof, in accordance with their terms;

                  (iii) the Compensation Payment; and

                  (iv) such payments under applicable plans or programs, including but not limited to those referred to in Section 3.3 hereof, to which Executive's estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs.

                  6.4 Voluntary Termination by Executive; Discharge for Cause.
(a) Either the Company or HDL shall have the right to terminate the employment of Executive for Cause. In the event that Executive's employment is terminated by the Company or HDL for Cause, as hereinafter defined, or by Executive (other than as a result of the Executive's Permanent Disability or death or by Executive within ninety (90) days following a Severance Event), prior to the Termination Date, Executive shall only be entitled to receive the Compensation Payment. Executive shall not be entitled, among other things, to the payment of any Bonus in respect of all or any portion of the fiscal year in which such termination occurs. After the termination of Executive's employment under this
Section 6.4, the obligations of the Company or HDL under this Agreement to make any further payments, or provide any benefits specified herein, to Executive shall thereupon cease and terminate.

                  (b) As used herein, the term "Cause" shall be limited to (i) willful neglect of duty (which shall not include any good faith errors in business judgment) or willful misconduct (which shall not include any good faith errors in business judgment) by Executive in connection with his employment,
(ii) continuing refusal by Executive to perform his duties hereunder as required under Section 1.2, after 30 days prior written notice of any such refusal to perform such duties or direction was given to Executive, (iii) any breach by Executive of the provisions of Section 12 of this Agreement or Section 6.7 of the Share Purchase Agreement or any other material breach of this Agreement by Executive or (iv) (x) the commission by the Executive of (1) fraud, (2) an act of dishonesty or disloyalty in respect of the discharge of his duties, (3) moral turpitude, (4) an indictable offense under the Criminal Code (Canada) which in the reasonable judgement of the board of directors of the Company is comparable to a felony under the laws of the United States of America or any subdivision thereof or (5) a felony under the laws of the United States of America or any subdivision thereof or (y) the conviction of the Executive of an offense under the Criminal Code (Canada) which results in the Executive's incarceration. Termination of Executive pursuant to this Section 6.4 shall be made by delivery to Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Directors at a meeting of the board of directors of the Company called and held for the purpose (after 30 days prior written notice to Executive (during which 30 days Executive shall have the opportunity to cure (if practicable) any action or inaction referred to in Section 6.4(b)
(i), (ii) or (iii)) and reasonable opportunity for Executive to be heard before the board of directors of the Company prior to such vote), finding that in the reasonable judgment of the board of directors of the Company Executive was guilty of conduct set forth in any of clauses (i) through (iv) above and specifying the particulars thereof.

                           VII Mitigation of Damages.

                  Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of his employment hereunder.

                                 VIII Notices.

All notices or communications hereunder shall be in writing, addressed as follows: To the Company:

                           Russell-Stanley Holdings, Inc.
                           230 Half Mile Road
                           Red Bank, NJ 07701
                           Attn: Chief Executive Officer

                  with a copy to:

                           Peter J. Gordon Esq.
                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017

                  To Executive:

                           Mr. Michael W. Hunter
                           c/o Hunter Drums Limited
                           5420 North Service Road
                           Burlington, Ontario
                           Canada L7L6C7

                  with a copy to:

                           W. Brian Rose, Esq.
                           Stikeman, Elliott
                           Commerce Court West
                           53rd Floor
                           P.O. Box 85
                           Toronto, Ontario
                           Canada M5L1B9

                  Any such notice or communication shall be delivered by hand or by courier, addressed as above

                  (or to such other address as such party may designate in a notice duly delivered as described above).

                      IX Separability; Legal Fees.

                  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. In any dispute regarding this Agreement, the non-prevailing party shall bear the reasonable out-of-pocket costs incurred by the prevailing party in respect of enforcing its respective rights under this Agreement. In the event that neither party has prevailed with respect to all of its claims, then the expenses will be apportioned as determined by the court. In addition, the Company and HDL appoint Osler, Hoskin & Harcourt, P.O. Box 50, 1 First Canadian Place, Toronto, Ontario, Canada M5X1B8, Attention: Doug Marshall; or any other partner thereof, as agent for service of process and Executive appoints Stikeman, Elliott (see Section 8 for address) Attention: Brian Rose, or any other partner thereof, as agent for service of process.

                                  X Assignment.

                  This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

                                  XI Amendment.

                  This Agreement may only be amended by written agreement of the parties hereto.

                 XII Nondisclosure of Confidential Information.

                 (a) Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company or HDL or any of their subsidiaries, except (i) while employed by the Company or HDL or any of their subsidiaries, which use, divulgence or disclosure Executive reasonably determines to be in the business of and for the benefit of the Company or HDL or any of their subsidiaries, (ii) as required by law, (iii) as reasonably required to enforce his rights hereunder or under the Stay/Pay Agreement or Share Purchase Agreement or (iv) for the purposes of obtaining personal, legal or financial advice from independent professional advisors. For purposes of this Section 12(a), "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company, HDL and their respective subsidiaries or their respective customers, that, in any case, is not otherwise available to the public (other than by Executive's breach of the terms hereof).

                  (b)Executive and the Company agree that this confidentiality covenant and the covenant contained in Section 6.7 of the Share Purchase Agreement are reasonable covenants under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraints are not reasonable in any respect, such court shall have the right, power and authority to modify such provision or provisions of such covenants to the extent the court determines such restraints are not reasonable and to enforce the covenants as so amended.

Executive agrees that any breach of the covenants contained in this Section 12 or in Section 6.7 of the Share Purchase Agreement would irreparably injure the Company. Accordingly, Executive agrees that the Company or HDL may, in addition to pursuing any other remedies it may have in law or in equity, cease making any payments or providing any benefits otherwise required to be paid or provided under this Agreement and obtain an injunction against Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by Executive.

                         XIII Beneficiaries; References.

                  Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, heirs at law, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

                                XIV Survivorship.

                  The provisions of Sections 4.4, 6 through 13 and 15, 17 and 18 shall survive any termination of this Agreement to the extent necessary to the intended preservation of the rights and obligations provided therein.

                          XV Governing Law; Attornment.

                  This Agreement shall be construed under and governed by the laws of the Province of Ontario applicable to contracts made and to be performed therein, and the parties hereto attorn to the exclusive jurisdiction of the courts of the Province of Ontario for the purpose of any actions or proceedings that may be required to enforce any provision of this Agreement.

                        XVI Effect on Prior Agreements.

                  This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding between the Company or any affiliate of the Company and Executive regarding the subject matter hereof, other than the Share Purchase Agreement and the Stay/Pay Agreement.

                                XVII Withholding.

                  The Company shall be entitled to withhold from payment any amount of withholding required by law.

                                 XVIII Payment.

                  Any money paid pursuant to this Agreement shall be paid by HDL either by wire transfer of immediately available funds or by a check drawn on a Canadian bank account in immediately available funds.

                               XIX Counterparts.

                  This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

                                  XX Currency.

                  Any sums delineated in dollars in this Agreement shall mean Canadian dollars, not United States dollars.

                                 XXI Guarantee.

                  The Company hereby (i) covenants, acknowledges and agrees that all representations, warranties, covenants, undertakings and other agreements contained herein on the part of HDL are joint and several obligations of HDL and the Company and (ii) guarantees the obligations of HDL under this Agreement and agrees to cause HDL to comply with the terms of this Agreement. This guarantee shall be a continuing and irrevocable guarantee and shall survive the termination of this Agreement. Without limitation, the obligations of this guarantee shall not be released, discharged or affected by any extensions of time or indulgences or modifications granted by the Executive in favor of HDL, or by any failure to enforce any of the terms of this Agreement or by the bankruptcy, insolvency, dissolution, amalgamation, winding-up or reorganization of HDL, and the Company hereby waives any right to require the Executive to exhaust any action or recourse against HDL before requiring performance by the Company pursuant to this guarantee.

                                 XXII Remedies.

                  In the event of a breach of this Agreement or the Stay Pay Agreement which constitutes a Severance Event, the Executive may elect to treat the breach as a Severance Event or, in the alternative but not in addition thereto, exercise such other remedies as are available at law to enforce the provisions of this Agreement or the Stay Pay Agreement. In the event of a breach of this Agreement or the Stay Pay Agreement which does not constitute a Severance Event, the Executive may exercise such remedies as are available at law or under this Agreement or the Stay Pay Agreement to enforce the provisions of this Agreement or the Stay Pay Agreement.

                                                  HUNTER DRUMS LIMITED



                                                  By /s/ Michael W. Hunter
                                                  ------------------------------
                                                     Name:  Michael W. Hunter
                                                     Title: President


                                                  RUSSELL-STANLEY HOLDINGS, INC.



                                                  By /s/ Daniel W. Miller
                                                  ------------------------------
                                                     Name:  Daniel W. Miller
                                                     Title: President



                                                     /s/ Michael W. Hunter
                                                     ---------------------------
                                                     MICHAEL W. HUNTER

With respect to Section 1.4 only,
VESTAR CAPITAL PARTNERS III, L.P.

By:  VESTAR ASSOCIATES III, L.P.
Its:  General Partner

By:  VESTAR ASSOCIATES CORPORATION III
Its:  General Partner


By: /s/ Daniel S. O'Connell
-----------------------------
Name:    Daniel S. O'Connell
Title:   General Partner

By: /s/ Robert L. Rosner
-----------------------------
Name:    Robert L. Rosner
Title:   Managing Director

VESTAR/R-S INVESTMENT LIMITED PARTNERSHIP



By: /s/ Daniel S. O'Connell
------------------------------
Name:    Daniel S. O'Connell
Title:   General Partner
By: /s/ Robert L. Rosner
------------------------------
Name:    Robert L. Rosner
Title:   Managing Director